CONSULTING AGREEMENT

THIS AGREEMENT made effective April 1, 2001 (the "Effective Date").

BETWEEN:

         CHINA BROADBAND CORP., a body corporate, incorporated pursuant to the laws of the State of Nevada, United States of America

         (hereinafter referred to as the "Corporation")
                                                               OF THE FIRST PART
                                     - and -

         M. H. FINANCIAL MANAGEMENT LIMITED, a body corporate, incorporated pursuant to the laws of the Province of Alberta

         (hereinafter referred to as the "Consultant")
                                                              OF THE SECOND PART


         WHEREAS the Corporation wishes to engage the services and expertise of the Consultant on the terms and conditions hereinafter set forth, and the Consultant wishes to accept such an engagement;

         NOW THEREFORE in consideration of the covenants of each of the parties given to the other and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       SERVICES

1.1      Effective  as of  the  Effective  Date,  the  Corporation  engages  the
         Consultant and the Consultant accepts an engagement with the Corporation to render the consulting services for the Corporation as set out in Schedule A. During the term of this Agreement, the Consultant shall provide the services of Matthew Heysel who shall devote such of his time, attention and abilities to the business of the Corporation as may be necessary for the proper exercise of the Consultant's duties hereunder. Nothing in this Agreement shall be interpreted or construed as creating or establishing a relationship of employer and/or employee between the Corporation and Matthew Heysel.

2.       DUTIES

2.1 The Consultant shall devote reasonable time and effort to the performance of this Agreement. The Corporation acknowledges that the Consultant and Matthew Heysel shall also be entitled to render services to others during the term hereof.

2.2      The  Consultant's  duties  shall   be  to  provide  the  services  more
         particularly  set forth on Schedule "A" hereto.


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3.       REMUNERATION

         The Corporation agrees to pay the Consultant as set out in Schedule "B" attached hereto.

4.       CONFIDENTIALITY

4.1 This Consultant acknowledges the Corporation will have reporting and disclosure obligations under all applicable securities legislation. The Consultant covenants and agrees that it shall not any time, during or after the termination of the Consultant's engagement by the Corporation, reveal, divulge, or make known to any person (other than the Corporation or its affiliates) or use for its own account any customer's lists, trade secrets, or secret or confidential information used by the Corporation or its Affiliates during the Consultant's engagement by any of them and made known (whether or not with the knowledge and permission of the Corporation, whether or not developed, devised or otherwise created in whole or in part by the efforts of the Consultant, and whether or not a matter of public knowledge unless as a result of authorized disclosure) to the Consultant by reason of its engagement by the Corporation of any of its Affiliates. The Consultant further covenants and agrees that all knowledge and information, which is acquired or developed for the Corporation or any of its Affiliates by the Consultant, is the property of the Corporation. The Consultant further covenants and agrees that it shall retain all such knowledge and information which it shall acquire and develop during such engagement respecting such customer lists, trade secrets and secret or confidential information in trust for the sole benefit of the Corporation, its affiliates, and their successors and assigns.

4.2 The Consultant shall promptly communicate and disclose to the Corporation all observations made and data obtained by it in the course of its engagement by the Corporation. All written materials, records and documents created by the Consultant or coming into its possession concerning the business or affairs of the Corporation or any of its Affiliates shall, upon the termination of this Agreement, promptly be returned to the Corporation. Upon the request of the Corporation until termination of its engagement by the Corporation, the Consultant shall render to the Corporation or to any Affiliate designated by it such reports of the activities undertaken by the Consultant or conducted under the Consultant's direction for the Corporation and its Affiliates as the Corporation may request.

4.3 The Consultant warrants and represents that it is duly qualified to perform its duties hereunder, and further covenants that in performing its duties hereunder, it will not engage in activity that is in violation of applicable securities laws or subject the Corporation to liability thereunder.

4.4 The Consultant agrees that for a period of one (1) year after the termination of work with the Corporation, it will not do any business whatsoever with clients of the Corporation for substantially similar work.

5.       TERM

5.1 This Agreement shall be for a term commencing April 1, 2001 and terminating September 30, 2001.

5.2 This Agreement may, by the mutual agreement of the parties, be renewed for a further term of five (5) years, or for such other term as may be agreed.

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5.3      In the event the Corporation terminates this Agreement, the Corporation shall pay to the Consultant as a genuine pre-estimate of damages and not as a penalty $60,000 (US) at the time of the termination. If at the time of any such termination, the Consultant is in fundamental breach of this Agreement, the Corporation shall not be required to pay any damages.

6.       CHANGE OF CONTROL AND SALE OF CORPORATION

6.1 The Corporation acknowledges the valuable services that the Consultant has provided and will continue to provide to the Corporation in providing the services of Matthew Heysel in his capacity as an officer thereof and an authorized representative thereof.

6.2 The Corporation acknowledges that in the event of a change of control of the Corporation or a sale of all or substantially all of the assets of the Corporation, there is a possibility that the service of the Consultant would no longer be required and that this contract might be determined.

6.3 The directors of the Corporation have determined that it would be in the best interests of the Corporation to induce the Consultant to provide the services of Matthew Heysel to the Corporation by indicating that, in the event of a change of control of the Corporation, the Consultant would have certain automatic and guaranteed rights.

6.4 In the event of a takeover of the control of the Corporation or a sale of all or substantially all of the assets of the Corporation during the term of this Contract, the Corporation agrees that the Consultant shall be paid five percent (5%) of the value of the sale of the assets or of the value of the transaction which constitutes a takeover of the Corporation, as the case may be, such amount to be paid within ten (10) days of the sale of the assets or the takeover of the Corporation, as the case may be.

6.5      "Takeover of the control of the Corporation" means:

         (a) any change in the holding, either direct or indirect, of shares of the Corporation, or any reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, arrangement or other transaction, that results in a person who was, or a group of persons acting in concert who were, not previously in a position to exercise effective control of the Corporation (or any Associate or Affiliate of any such person or group of persons), being in a position to exercise such effective control either in respect of the Corporation or the successor to the Corporation (and for the purposes of this Agreement, a person or group of persons acting in concert, or any Associate or Affiliate of any such person or group of persons, holding shares of the Corporation, or shares of the successor to the Corporation, in excess of the number that would entitle the holders thereof to cast twenty (25%) percent or more of the votes attaching to all shares of the Corporation, or to shares of the successor to the Corporation, shall be deemed to be in a position to exercise effective control of the Corporation, or the successor to the Corporation, as the case may be); and

         (b) the exercise of such effective control to cause or result in the election or appointment of two or more directors of the Corporation, or of the successor to the Corporation, who were not previously directors of the Corporation.

7.       NOTICES

         Any notices delivered or received between either party shall be deemed to have been received:

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         (a)  if it was delivered in person, on the date it was delivered;

         (b) if it was sent by electronic facsimile transmission, on the date it was delivered;

         (c) it was sent by mail, on the day it was received to the following address:

                  CHINA BROADBAND CORP.
                  2080, 440 - 2nd Avenue SW
                  Calgary AB  T2P 5E9
                  Attention:  Chairman and CEO
                  By Facsimile:  (403) 265-8808

                  M. H. FINANCIAL MANAGEMENT LIMITED
                  624 Wilderness Drive S.E.
                  Calgary, AB   T2J 1Z2
                  Attention:  Matthew Heysel
                  By Facsimile:  (403) 225.2198

8.       MODIFICATION OF AGREEMENT

         Any modification of this Agreement must be made in writing signed by the Consultant and an officer of the Corporation or it shall have no effect and shall be void.

9.       GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta, Canada and the parties agree to attorn to the jurisdiction of the courts of the Province of Alberta.

10.      HEADINGS

         The headings utilized in this Agreement are for convenience only and are not to be construed in any way as additions or limitations of the covenants and agreements contained in this Agreement.

11.      ENTIRE AGREEMENT

         The covenants in this Agreement shall be construed as an agreement independent of any other provision in this Agreement. The parties acknowledge that it is their intention that the provisions of this Agreement be binding only to the extent that they may be lawful under the existing applicable laws and in the event that any provision of this Agreement is determined by a court of law to be overly broad or unenforceable, the remaining valid provisions shall remain in full force and effect. This Agreement constitutes the sole agreement between the parties hereto for services to be performed as herein described and the mutual covenants contained herein constitute due and adequate consideration for the full performance by each party of its obligations under this Agreement and any and all previous agreements, written or oral, expressed or implied, between the parties or on their releases and forever discharges the other of and from all manner of action, causes of action, claims or demands whatsoever under or in respect of any agreement.

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12.      GENERAL MATTERS

12.1 The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or of any other provisions of this Agreement.

12.2 This Agreement shall be binding upon the parties hereto and shall enure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns.




         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the 30th day of April, 2001.


CHINA BROADBAND CORP.                       M. H. FINANCIAL MANAGEMENT
                                            LIMITED

per: /S/ THOMAS MILNE                       per: /S/ MATTHEW HEYSEL
     ---------------------------------           -----------------------------



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                                  SCHEDULE "A"


SERVICES:


         o Provide the services of Chairman and Chief Executive Officer of the Corporation and, in this regard, to have responsibility for the supervision, direction, control and operation of the Corporation with the obligation, duty, authority and power to do all acts and things as are customarily done by persons holding the position of Chairman and Chief Executive Officer in corporations of similar size to the Corporation and to do all acts and things as are reasonably necessary for the efficient and proper operation and development of the Corporation.

                                  SCHEDULE "B"

REMUNERATION

         o As full consideration for performance of the services by the Consultant, the Corporation shall pay the Consultant at the rate of $500.00 (U.S.) per day to a minimum of $10,000.00 (U.S.) for each month for which services are provided. The said rate shall not, in any event, be less than $750.00 (Cdn.) per day to a minimum of $15,000.00 (Cdn) per month and shall be inclusive of all claims by the Consultant for its services, but shall be exclusive of GST and of travel expenses incurred by the Consultant and properly claimable in accordance with the provisions hereof.

         o The Corporation shall not be required to provide any benefits to the Consultant including, without limitation, dental, medical, disability or life insurance.

         o The Consultant shall submit invoices to the Corporation for each month or portion thereof for which services are provided during the period covered by the invoice and also including any proper claim for travel expenses. Each invoice shall indicate the period covered, the month or portion of a month worked, the rate and the total charge for consultancy services. GST, if applicable, shall be shown separately and the Consultant's GST registration number shall be shown on each invoice.

         o The Corporation will reimburse the Consultant, at actual cost, for out-of-pocket expenses incurred in accordance with the
              Corporation's standard practice for the reimbursement of reasonable travel expenses incurred by its contractors or its own personnel. The Corporation will also reimburse the Consultant for any reasonable long distance telephone, fax or photocopying charges incurred by the Consultant. Expenses claimed must be supported by the applicable receipts.

         o The Consultant will be responsible for the payment of the income taxes of all of its employees including, without limitation, Matthew Heysel, as well as Canada Pension Plan premiums and any and all other taxes and contributions imposed by law with respect to such employees, with the sole exception of GST. In the event the Consultant should fail to make any such payments, the Consultant indemnifies the Corporation for any claims, causes or action, or liabilities which may be made, advanced or incurred against the Corporation as a result of such non-payment, and agrees to be responsible for the Corporation's solicitor-client costs in defending or protecting itself.

         o The Corporation will pay all proper invoices received from the Consultant promptly following receipt of the applicable invoice and any necessary supported documentation.

         o The Consultant will be entitled to participate (at the discretion of the Corporation) in any bonus program of the Corporation resulting from achieving milestones in the business of the Corporation (such as commercial stage of development in 10 or more cities, 1 million or more subscribers, revenue in excess of U.S. $100 million per year, or strategic alliances and partnerships with other companies to significantly enhance the products and services of the Corporation).

         o The Corporation will, if it determines it to be necessary in its total discretion, ensure that appropriate liability insurance coverage is provided to Matthew Heysel at no cost to the Consultant or to Matthew Heysel, which coverage should be the same in all material respects as insurance coverage provided to Directors and Officers of the Corporation.

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         o    In any dispute arising from the enforcement of this Agreement, the
              Corporation shall pay all reasonable legal fees and expenses incurred by the Consultant in contesting or disputing the position of the Consultant or seeking to obtain enforcement of or retaining any right of payment or benefit provided for in this Agreement.